La Cortez Energy Announces FINRA Company Related Action, Changing Name to DevMar Equities, Inc.

La Cortez Energy announces the processing of its FINRA company related action changing its name to DevMar Equities, Inc. and the implementation of its new business - real estate acquisition and development of multifamily/mixed-use and hospitality projects in high growth urban locations with a focus in Florida.

Birmingham, MI, February 11, 2019 --(PR.com)-- La Cortez Energy announces the processing of its FINRA company related action changing its name to “DevMar Equities, Inc.” (the “Company”) and the implementation of its new business - real estate acquisition and development of multifamily/mixed-use and hospitality projects in high growth urban locations with a focus in Florida. “We are excited to have embarked on this endeavor through a public vehicle in order to expose our current and future shareholders to the numerous development opportunities in Florida,” said DevMar Equities’ newly appointed Chairman of the Board of Directors, Chief Executive Officer and Chief Operating Officer, Mark DeMaria. "Our objective is to collaborate with our team of architects, contractors, property managers, city planners and strategic partners in developing a focused portfolio of high-rise, mid-rise multifamily mixed-use and hospitality real estate developments."

About La Cortez Energy, Inc. (n/k/a DevMar Equities, Inc.)

DevMar Equities filed its Certificate of Amended Articles of Incorporation with the State of Nevada on December 13, 2018 changing the name of the company from La Cortez Energy, Inc. The controlling shareholder of DevMar Equities is DK Acquisitions, by virtue of its acquisition of all issued and outstanding shares of Convertible Series A Preferred Stock from Tech Associates, Inc. on November 16, 2018. The rights associated with these shares are set forth in the Certificate of Designation filed with the State of Nevada on September 25, 2018. Corporate Compliance had been appointed custodian of the Company by the Eighth Judicial District Court of Nevada on September 5, 2018. Corporate Compliance filed its Certificate of Reinstatement on September 18, 2018. DevMar Equities’ control person - Mark DeMaria, is also the member of DevMar, LLC, a Michigan limited liability company and real estate developer (“DevMar” see www.devmardevelopment.com). DevMar is the developer and beneficial owner of other high-rise multi-family and mixed-use developments in Florida and Michigan, and it is anticipated that DevMar will be the exclusive developer of future real estate assets acquired by the Company. The current assets and operations of DevMar are independent of the Company and are not mutual beyond the officers of DevMar.

The Company is the majority and controlling member of DevMar Baum Boutique, LLC, a Florida limited liability company, under contract to purchase real estate in St. Petersburg for future development of a boutique hotel under the Marriott franchise, and the Company is the sole member of Vantage Ft. Myers, LLC, a Florida limited liability company, under contract to purchase real estate in Ft. Myers, Florida for the future development of a Vantage high-rise multi-family/mixed-use development similar to the Vantage development of DevMar in St. Petersburg. It should be noted that the developments identified by DevMar at the above-referenced website are not the assets of the Company. The Company’s FINRA Notice of Company Related Action changing its name and symbol is still pending.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," “could,” "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact: Shelby Fulkerson (Corporate Secretary), info@devmarequities.com, (727) 328-4557

Source: DevMar Equities, Inc.

Contact Information
DevMar Equities, Inc. Shelby Fulkerson (727) 328-4557 Contact www.devmarequities.com